UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 23, 2015 (October 23, 2015)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 23, 2015, Asbury Automotive Group, Inc. (the “Company”) issued a press release (the “Announcement Press Release”) announcing the offering, pursuant to an exemption under the Securities Act of 1933, of $200.0 million aggregate principal amount of additional 6.0% senior subordinated notes due 2024 (the “Additional Notes”). The Additional Notes are part of the same issuance of, and rank equally and form a single series with, the outstanding $400.0 million aggregate principal amount of the Company’s 6.0% senior subordinated notes due 2024, which were issued on December 4, 2014 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes, including being guaranteed by all of the Company’s existing subsidiaries and future domestic restricted subsidiaries, with certain exceptions.

A copy of the Announcement Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Also on October 23, 2015, the Company issued a press release announcing the pricing of its offering of Additional Notes (the “Pricing Press Release”). The Additional Notes will be priced at 104.25% plus accrued interest from and including June 15, 2015.

A copy of the Pricing Press Release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Additional Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Announcement Press Release, dated October 23, 2015.

99.2	Pricing Press Release, dated October 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 23, 2015	By:	/s/ George A. Villasana
	Name:	George A. Villasana
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Announcement Press Release, dated October 23, 2015.

99.2	Pricing Press Release, dated October 23, 2015.

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